Exhibit 99.1

HAMPSHIRE GROUP, LIMITED
STOCK SYMBOL: HAMP.PK

CONTACT:  Berns Communications Group, LLC
          Stacy Berns/Melissa Jaffin
          (212) 994-4660


                   HAMPSHIRE GROUP APPOINTS MICHAEL S. CULANG
             AS PRESIDENT, CEO AND MEMBER OF THE BOARD OF DIRECTORS

                Company Names Two Additional Members to Its Board

New York, NY, May 1, 2008... Hampshire Group, Limited (Pink Sheets: HAMP.PK) today announced that its Board of Directors has appointed Michael S. Culang as President and Chief Executive Officer, effective immediately. Mr. Culang was also named a member of Hampshire Group's Board of Directors. Mr. Culang, 58, had served as Hampshire Group's interim President and Chief Executive Officer since June 2006.

Mr. Culang joined Hampshire Group in 1998 as President of Hampshire Brands, at which time he launched a number of national men's sweater brands, which represented the Company's first foray into the men's marketplace. Mr. Culang later served as President and Chief Executive Officer of the Hampshire Designers and Hampshire Brands units, where he led the growth of Hampshire's men's business and the repositioning of Hampshire Designers to focus on its national brands. Prior to joining Hampshire Group, Mr. Culang spent 22 years at Phillips-Van Heusen, where he served in a number of executive capacities including President of Somerset Knitting Mills from 1996 to 1998 and Izod(R) Club from 1995 to 1997. Mr. Culang began his career as a retailer at Gimbel's and Montgomery Ward.

Hampshire Group Appoints Two Additional Board Members
-----------------------------------------------------

In addition, the Company announced that Herbert Elish and Richard Mandell were also named new members of Hampshire's Board of Directors. The appointment of Messrs. Culang, Elish and Mandell increases the size of Hampshire Group's Board of Directors to eight.

     o Mr. Elish rejoins Hampshire's Board of Directors, having previously served as a member from 1986 until 2000. Mr. Elish is currently the Chief Operating Officer of the College Board, a not-for-profit membership association whose programs and services include the SAT and Advanced Placement Program, and previously served in a number of executive capacities in both the public and private sectors, including as the Chairman and CEO of Weirton Steel Company.

     o Mr. Mandell brings more than 25 years of investment banking expertise in the retail industry. Mr. Mandell was a Managing Director of Investment Banking at Prudential Securities Incorporated where he was head of the Retail Trade Group. Mr. Mandell currently serves as a Director and Chairman of the Audit Committee of Encore Capital Group, a purchaser of charged-off consumer receivable portfolios, and Trian Acquisition I Corp, a $920 million SPAC.


About Hampshire Group


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Hampshire Group, Limited is a leading U.S. provider of women's and men's sweaters, wovens and knits, and a growing designer and marketer of branded apparel. Its customers include leading retailers such as Macy's, Kohl's, JC Penney, Dillards, Bloomingdale's and Nordstrom, for whom it provides trend-right, branded apparel. Hampshire's owned brands include Spring+Mercer(R), its newly-launched "better" apparel line, Designers Originals(R), the Company's first brand and still a top-seller in department stores, as well as Mercer Street Studio(R), Requirements(R), and RQT(R). The Company also licenses the Geoffrey Beene(R) and Dockers(R) labels for men's sweaters, both of which are market leaders in their categories, and recently acquired licenses for classification labels of the Joseph Abboud(R) brand for men's tops and bottoms and for women's related separates.

           Cautionary Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect the Company's current views with respect to future events. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events. Readers are urged to review and consider carefully the various disclosures made by the Company in its Form 10-K and other Securities and Exchange Commission filings, which advise interested parties of certain factors that affect the Company's business. Risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward looking statements include, but are not limited to, the following: decreases in business from or the loss of any of our key customers; financial instability experienced by our customers; loss or inability to renew certain licenses; use of foreign suppliers to manufacture our products; failure to deliver quality products in a timely manner; chargebacks and margin support payments; post closing purchase price adjustments being greater than anticipated; challenges integrating businesses we have or may acquire; unanticipated results from the resolution of tax matters; our dispute with Mr. Kuttner and the impact of his ownership of our common stock; investigations by government agencies and other potential litigation; material potential future restatements of our financial statements; and loss of certain key personnel.
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